SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 19, 2000



                                 PPL Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


     Pennsylvania                  1-11459             23-2758192
     ------------                  -------             ----------
State or other jurisdiction      (Commission         (IRS Employer
of Incorporation)                 File Number)     Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS
         ------------

PPL SIGNS AGREEMENT TO ACQUIRE ADDITIONAL INTEREST IN CONEMAUGH POWER PLANT
---------------------------------------------------------------------------

          The following text is from a news release of May 19, 2000, relating to the acquisition of an additional interest in the Conemaugh power plant near Johnstown, Pa.:

          Continuing the company's expansion of its electricity generation capabilities, PPL Corporation announced Friday (5/19) that it has signed a definitive agreement to acquire an additional interest in the coal-fired Conemaugh power plant, which is located near Johnstown, Pa. The acquisition is being made by PPL's development and international operating company, PPL Global, Inc.

          Under the terms of the agreement with Potomac Electric Power Company, PPL Global and Allegheny Energy Supply Company, LLC will jointly acquire a 9.72 percent interest in the 1,711-megawatt plant.

          PEPCO is selling its 9.72 percent share of Conemaugh as part of its announced plan to divest its generating facilities. PPL already owns an 11.39 percent interest in the two-unit facility, which began operation in 1970.

          William F. Hecht, PPL chairman, president and chief executive officer, said that PPL plans to finance its portion of the purchase through debt and expects the transaction to be accretive to PPL earnings immediately upon closing, which is targeted for year-end. Completion of the transaction is subject to various regulatory approvals.

          "PPL is one of the original joint owners of the Conemaugh plant and we are very pleased to be able to add an additional interest as part of our effort to expand our generating capacity in the Mid-Atlantic region, one of the largest electricity markets in the world," said Hecht. "We know this plant because we have been involved with it for 30 years. We're simply buying more of a good thing."

          PPL Global and Allegheny Energy will pay $152.5 million for the 166-megawatt share of the plant. The arrangement entitles each company to half of the output from this newly acquired share of the plant.

          Hecht said that Conemaugh is a well-run, low-cost power plant that will further strengthen PPL's supply of electricity available for sale in the Northeast, one of the company's major market areas. "In the United States, we are concentrating on the sale of electricity in the Northeast and Western regions," said Hecht. "This acquisition takes us one step closer to our objective of acquiring or controlling 20,000 megawatts of generation in key U.S. markets by the middle of this decade. In this case, we also are very pleased to be partnering with Allegheny Energy, one of our region's largest energy companies."

          With this acquisition, PPL will control more than 9,700 megawatts of generation in the Northeast, at its plants in Pennsylvania and Maine, and in the West, at its plants in Montana. It also is developing an additional 1,150 megawatts in these same two regions, with work under way on plants in Arizona, Connecticut and Pennsylvania.

PPL TO DEVELOP FIVE PEAKING GENERATION FACILITIES IN PENNSYLVANIA
-----------------------------------------------------------------

          The following text is from a news release of May 25, 2000, relating to the development of five peaking generation facilities:

          PPL Corp. announced Thursday (5/25) that its development subsidiary plans to install five compact, natural gas-fired generation facilities in eastern Pennsylvania totaling about 900 megawatts of electricity generating capacity. The five facilities, three in Lancaster County and two in Montgomery County, represent a combined total cost between $400 and $450 million and are expected to go on-line by the summer of 2002.
          Site preparation and installation, pending appropriate approvals, could begin as early as 2001 on these facilities, which will all be "peaking" generators designed primarily to be started rapidly and operated only during periods of high energy demand.
          "These projects represent an environmentally sensitive and cost-effective approach to meeting the growing need for electricity in the region, especially during hot, humid weather," said William F. Hecht, PPL's chairman, president and chief executive officer. "The requests to restrict the use of electricity last summer and already this spring underscore the need for additional peaking generation of this kind," he said.
          "These facilities will improve the reliability of the electrical system for surrounding communities while minimizing environmental impacts and requiring no new transmission lines," Hecht continued.
          In Lancaster County, about 720 megawatts of total generating capacity are being developed at the following locations:
          -- West Earl Township, 450 megawatts;
          --West Hempfield Township, 180 megawatts; and
          --Eden Township, 90 megawatts.
          In Montgomery County, about 180 megawatts of total generating capacity are being developed at these locations:

          --Upper Hanover Township, 90 megawatts, and
          --Hatfield Township, 90 megawatts.
          As its plans for the facilities progress, PPL Global will be sharing details directly with local community leaders and elected officials, residents and environmental groups. PPL Global already has met with some local leaders, several interested groups and the Pennsylvania Department of Environmental Protection to discuss its plans and today's announcement. Meetings with additional groups are being planned.
          "Compact facilities such as these, occupying less than an acre each, are helping us all to realize the benefits of competitive electricity generation in Pennsylvania," said Hecht, "where consumers bear none of the financial risks of building new facilities."
          Individual, pre-assembled generation units with capacities of about 45 megawatts each will be used. The design represents the most efficient, state-of-the-art technology for peaking generators. They operate cleanly using natural gas and a minimum amount of water to improve efficiency and to minimize air emissions. During site preparation and installation, there are expected to be from 30 to 60 workers per site.
          The five new generation facilities in Lancaster and Montgomery counties are in addition to several plants already under development in key regions of the U.S. by PPL Global, the corporation's development and international operating company.
          In addition to the power plants currently being developed in the U.S., PPL Global owns power plants in Spain, Portugal, Bolivia and Peru. PPL Global also owns companies in the United Kingdom and Latin America that deliver electricity to about 2.2 million customers.

                                      * * *

Certain statements contained in this report, including statements with respect to future earnings, generating capacity and associated costs, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corp. believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corp. and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; political, regulatory or economic conditions; capital market conditions; any required governmental approvals or third-party consents; and the commitments and liabilities of PPL Corp. and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corp.'s Form 10-K and other reports on file with the Securities and Exchange Commission.

                                    SIGNATURE
                                    ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PPL CORPORATION

                                        By:  /s/ John R. Biggar
                                           -------------------------------------
                                             John R. Biggar
                                             Senior Vice President and Chief
                                               Financial Officer

Dated: May 26, 2000